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                                                                     Exhibit 5








                                  May 19, 2000


Resource America, Inc.
1845 Walnut Street
Philadelphia, PA 19103

Gentlemen/Ladies:

         We have acted as counsel to Resource America, Inc. ("RAI") in connection with the preparation and filing by RAI of a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of 120,213 shares (the "Shares") of RAI Common Stock, par value $.01 per share (the "Common Stock"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by RAI in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice in the Commonwealth of Pennsylvania and, accordingly, the opinions set forth herein are limited to matters governed by the laws of the United States, the laws of the Commonwealth of Pennsylvania and the Delaware General Corporation Law. We express no opinion with respect to matters governed by the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. RAI is a corporation that has been duly formed and is validly subsisting under the laws of the State of Delaware.

         2.       The Shares are validly issued, fully paid and non-assessable.

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Resource America, Inc.
May 19, 2000
Page 2



         We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.






                                               Very truly yours,



                                               Ledgewood Law Firm, P.C.